Exhibit 99.1

NEWS RELEASE

Contacts:         Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

 Fiscal 2011 Second Quarter Results

GLOUCESTER, MA, April 28, 2011 — Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2011 second quarter ended April 1, 2011.

Revenue for the second quarter of fiscal year 2011 totaled $330.0 million, compared to revenue of $204.0 million for the same period a year ago.  Varian Semiconductor recorded net income of $82.3 million, or $1.07 per diluted share during the second quarter of fiscal year 2011, compared to net income of $38.6 million, or $0.51 per diluted share for the same period a year ago.

Gary Dickerson, chief executive officer of Varian Semiconductor, said, “We are increasingly optimistic about our growth potential in 2011 and beyond. In 2010, we developed new implant applications for semiconductor doping and physical materials modification. Our Solion implant product also continues to gain traction with solar cell manufacturers.”  Dickerson added, “We continue to commit significant research and development and marketing resources to the development of new products and markets that leverage our core technology.”

Bob Halliday, chief financial officer, provided forward guidance for the third quarter of fiscal year 2011, “In the second quarter of fiscal year 2011, we reported our highest quarterly revenues, operating margins, net income and earnings per share.  Our revenues of $330.0 million exceeded our guidance and our earnings per share of $1.07 were at the high end of our guidance.  Third quarter revenue is expected to be between $323.0 and $333.0 million and earnings per share are anticipated to range from $0.97 to $1.02.”

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. Eastern time today to discuss Varian Semiconductor’s operating results and outlook.  Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com.  Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 13 times over the last 14 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning Varian Semiconductor’s customer demand, business opportunities, guidance for third quarter fiscal 2011 revenue, earnings per diluted share, financial performance and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; market adoption of Varian Semiconductor’s new products, such as the Solion implant product; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel and Varian Semiconductor’s spending on research and development and marketing and the impact of such spending on product development and sales. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K for the fiscal year ended October 1, 2010 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010

Revenue
Product	$313,096	$191,282	$572,664	$318,743
Service	16,925	12,675	39,938	26,482
Total revenue	330,021	203,957	612,602	345,225

Cost of revenue	168,250	104,117	311,881	176,698
Gross profit	161,771	99,840	300,721	168,527

Operating expenses
Research, development and engineering	29,787	24,346	56,411	46,074
Marketing, general and administrative	36,760	31,950	70,277	58,053
Total operating expenses	66,547	56,296	126,688	104,127
Operating income	95,224	43,544	174,033	64,400

Interest income, net	780	902	1,483	1,767
Other expense, net	(382)	(460)	(400)	(964)
Income before income taxes	95,622	43,986	175,116	65,203
Provision for income taxes	13,279	5,393	20,919	9,988
Net income	$82,343	$38,593	$154,197	$55,215

Weighted average shares outstanding — basic	75,409	74,407	74,837	74,053
Weighted average shares outstanding — diluted	76,606	75,331	75,955	75,048

Net income per share — basic	$1.09	$0.52	$2.06	$0.75
Net income per share — diluted	$1.07	$0.51	$2.03	$0.74

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VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 1,	October 1,
	2011	2010
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$363,833	$235,450
Short-term investments	58,089	60,871
Accounts receivable, net	222,103	223,960
Inventories	212,330	190,538
Deferred income taxes	18,868	20,955
Other current assets	35,689	21,428
Total current assets	910,912	753,202

Long-term investments	133,701	101,332
Property, plant and equipment, net	72,635	68,140
Deferred income taxes	5,364	4,363
Other assets	15,311	15,173
Total assets	$1,137,923	$942,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$65,334	$53,529
Accrued expenses and other current liabilities	35,393	46,739
Deferred revenue	58,079	46,707
Income taxes payable	10,924	7,476
Product warranty	12,284	8,627
Total current liabilities	182,014	163,078

Long-term accrued expenses and other long-term liabilities	91,106	81,130
Total liabilities	273,120	244,208

Stockholders’ equity
Common stock	978	958
Capital in excess of par value	709,273	654,458
Less: Cost of treasury stock	(776,938)	(732,859)
Retained earnings	929,832	775,635
Accumulated other comprehensive income (loss)	1,658	(190)
Total stockholders’ equity	864,803	698,002
Total liabilities and stockholders’ equity	$1,137,923	$942,210

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